EXHIBIT 10.2
CONSULTING AGREEMENT
CONSULTING AGREEMENT (this “Agreement”), dated as of 1 October, 2013 between Verint Systems UK Limited (the “Company”), and David Parcell (“Consultant”).
WHEREAS, the Company desires to engage Consultant, and Consultant desires to be engaged, as a consultant of the Company on the terms and conditions set forth below.
NOW, THEREFORE, the Company and Consultant hereby agree as follows:
1.Consulting Period. The Company shall retain Consultant’s services, and Consultant shall serve the Company and its “Affiliates” (which shall mean any direct or indirect holding company of the Company or any subsidiary of any such holding company or the Company, where “holding company” and “subsidiary” shall have the meanings set out in Sections 548, 1159 and 1162 of the Companies Act 2006), as a consultant for a period commencing on the date hereof and continuing until 30 June 2014, unless earlier terminated in accordance with Section 5 (the “Consulting Period”).
2.Services.
(a)    During the Consulting Period, Consultant will make himself available to perform consulting services on an as-need basis, as requested by the Company (the “Services”), for 32 hours each calendar month (pro-rated for partial months from the date of this Agreement). The Services may be assigned only by the President of EIS or VIS. The Services shall be performed during regular business hours at locations as are reasonably requested by the Company. Consultant will be entitled during the Consulting Period to undertake employment and to engage in other business and other activities, subject to compliance with the terms and conditions of this Agreement and restrictive covenants under other applicable agreements, provided that such employment or business or other activities do not affect Consultant’s ability to perform the Services in accordance with the terms hereof. For the avoidance of doubt, provided such activities do not breach other provisions of this Agreement (or any other agreement with the Company), the Consultant shall be permitted to conduct such activities with clients, customers and supplier of the Company but shall notify the President of EIS or VIS in advance of any such dealings.
(b)    Consultant acknowledges and agrees that the Company has engaged him as a Consultant specifically for his own personal knowledge of and experience with the business of the Company and/or its affiliates and as such, the Consultant may not substitute others in his capacity in the performance of the Services or otherwise assign or delegate his duties hereunder other than as provided in Section 12.
(c)    Consultant will at all times during the Consulting Period discharge all his duties and responsibilities conscientiously, in good faith and to the best of his ability, giving to the Company the full benefit of his knowledge, expertise, skill and judgment. Consultant will at all times in the performance of the Services observe and comply with all rules and regulations of the Company and all directives, instructions or other actions of the Company, provided that such compliance does not jeopardize or otherwise alter Consultant's status as an independent contractor.
(d)    During the Consulting Period, Consultant will not perform services for any person or legal entity that competes with the Company or its Affiliates.
3.    Compensation; Expenses.
(a)    During the Consulting Period, the Company shall pay Consultant a consulting fee of £110 per hour for the performance of the Services.
(b)    Provided that Consultant provides the services hereunder for at least 32 hours each month, his Verint Systems Inc. equity awards will continue to vest and his vested stock options will remain exercisable in accordance with the rules of the applicable Verint Systems Inc. equity plans and the applicable award documentation.
(c)    During the Consulting Period, Consultant shall be reimbursed for all reasonable travel and other reasonable business expenses incurred by Consultant in connection with the performance of the Services (but not for travel from the Consultant’s home to the Company). All such expenses must be approved in advance in writing by the Company.
(d)    Consultant will submit invoices monthly in respect of the consulting fee and reimbursable expenses, together with receipts, vouchers and other evidence to substantiate the expenses incurred by Consultant in the performance of the Services. Payment of the consulting fee and reimbursement of substantiated expenses will be made within 30 days after receipt of an invoice.
4.    Independent Contractor Status. The parties acknowledge that Consultant will not be treated as an employee but rather as a consultant and independent contractor. As such, Consultant shall pay all estimated and other applicable taxes due to any taxing authorities, and the Company will not withhold any taxes from the amounts due to Consultant pursuant to this Agreement. During the Consulting Period, Consultant will not have any authority to bind the Company and will not hold himself out as having such authority. Consultant agrees to indemnify and keep indemnified the Company and its Affiliates in respect of any tax or other levy which any responsible taxing authority requires the Company or its Affiliates to pay in respect of fees payable under this Agreement. Consultant agrees that any sum so levied may be withheld from any sums otherwise due to him from the Company.
5.    Termination of Consulting Status.
(a)    This Agreement will terminate at the end of the Consulting Period save that either Consultant or the Company may terminate this Agreement at any time where the other party shall be in fundamental breach of contract after having given the party in breach due notice of the alleged breach and a period of not less than 10 business days to allow such party the opportunity to remedy such breach. Upon the termination of this Agreement by either party in accordance with the above, the Company shall have no further obligation to Consultant under this Agreement except to distribute to Consultant any earned and unpaid consulting fee and reimbursable expenses up to the effective date of termination. The Company may terminate this Agreement where the Consultant shall be in material breach of the Settlement Agreement with the Company dated 30 September, 2013.
6.    Confidentiality.
(a)    Consultant covenants and agrees that Consultant will not (whether during or after the Consulting Period), except as required by law or in the performance of Consultant’s obligations to the Company (or its Affiliates) hereunder or with the Company’s prior written consent, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or its Affiliates, or use any such information to the detriment of the Company or its Affiliates.
(b)    The term “confidential information” as used herein means information not previously disclosed to the public by the Company’s (or an Affiliate’s) management or otherwise generally known to the public with respect to the Company’s finances, services, operational procedures, strategies, products, proprietary information, intellectual property, customer and vendor lists, business plans, prospects or opportunities.
(c)    Consultant confirms that all confidential information is the exclusive property of the Company or its Affiliates. All business records, including, but not limited to, papers and documents kept or made by Consultant relating to the business of the Company or its Affiliates shall be and remain the property of the Company or its Affiliates during the Consulting Period and at all times thereafter. Upon the termination of this Agreement or upon the request of the Company at any time, Consultant shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Consultant or coming into his possession concerning the business or affairs of the Company or its Affiliates other than personal calendars, notes or correspondence of Consultant not containing proprietary information relating to such business or affairs.
(d)    Consultant acknowledges that a breach of any of the covenants contained in this Section 6 may result in irreparable injury to the Company or an Affiliate for which there is no adequate remedy of law, and that, in the event of such a breach, the Company and its Affiliates shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining Consultant from engaging in activities prohibited by this Section 6 or such other relief as may be required to specifically enforce any of the covenants in this Section 6.
7.    Inventions and Ideas.

(a)    Although the primary purpose of the Services are to transition Consultant’s knowledge, any Inventions (as defined below) which do result from the provision of the Services shall be “works made for hire” belonging solely to the Company and, to the extent that such Inventions may not be considered “works made for hire” under applicable law, Consultant hereby assigns all right, title and interest in and to any such Inventions to the Company without further consideration. Because of the difficulty in establishing the exact date on which an invention was made, items which by their nature would come under the definition of “Inventions” but for the fact that Consultant was no longer in the service of the Company at the time the Company became aware of such item will be presumed to be “Inventions” for purposes of this Agreement if they relate to the Company’s or its Affiliates’ business and are developed, put into practice or otherwise exploited by Consultant within one year after the termination of the Services hereunder, unless Consultant can prove that such presumption is incorrect.
(b)    “Inventions” shall mean: inventions, creations, original works of authorship, developments, improvements, know-how, plans, processes, strategies, and trade secrets (including, without limitation, all ideas, processes, software, algorithms, designs, technical or business plans, formulas and discoveries), whether or not subject to intellectual property protection, made in contemplation of the business of the Company or its Affiliates (including, without limitation, any and all intellectual property rights therein), which Consultant may solely or jointly have conceived or develop or reduced to practice, or caused to be conceived or developed or reduced to practice, during the Consulting Period.
8.    Restrictions post-termination
Consultant will have access to key clients of the Company and its Affiliates in the course of providing the Services hereunder. Consultant therefore undertakes with the Company that for the period of 12 (twelve) months after the termination of this Agreement and whether on his own behalf or for any other person, firm or company, he will not (except with the prior written consent of the Company):

(A)
in competition with the Company directly or indirectly entice, solicit or endeavour to entice or solicit away from the Company or an Affiliate the business of any person, firm or company who at anytime during the period of 12 months preceding the date of such termination was a customer of the Company or Affiliate and with whom Consultant had significant contact; and/or

(B)
in competition with the Company directly or indirectly deal with or accept business from any person, firm or company who at anytime during the period of 12 months preceding the date of such termination was a customer of the Company or Affiliate and with whom Consultant had significant contact,

And for the purposes of this Section 8, "customer" shall include any third party with whom the Company or Affiliate was (during the said period of 12 months) in negotiation in respect of the provision of goods or services or to whom the Company or an Affiliate (during the said period) made or had been requested to make an offer to provide goods or services. The restrictions set out in this clause 8 shall not prevent Consultant from soliciting or dealing with customers for a purpose not connected with or not in competition with the business of the Company or an Affiliate.
9.    Cooperation. Notwithstanding any termination of this Agreement, Consultant shall provide such reasonable cooperation as the Company may request in connection with any litigation, disputes or otherwise to which the Company or any of its Affiliates may be a party; provided, however, the Company shall reimburse Consultant for all reasonable travel expenses associated with Consultant’s cooperation as requested by the Company. Further, Consultant shall ensure that the Company has possession of any and all documents, files, records, materials or otherwise, whether electronic or paper, irrespective of the media, related to any current litigation to which the Company or any of its Affiliates is a party.
10.    Indemnification. The Consultant will indemnify and hold harmless the Company and its Affiliates, and all of their respective officers, directors, employees, and shareholders from and against any and all claims, losses, costs, liabilities and expenses (including without limitation reasonable attorney’s fees) in connection with any third party claim or proceeding arising, in whole or in part, from Consultant’s performance of the Services under this Agreement.
11.    Representations and Warranties of Consultant. Consultant represents and warrants that: (i) the execution and delivery of this Agreement and the fulfillment of the terms hereof will not constitute a default under or breach of any agreement or other instrument to which Consultant is a party or by which Consultant is bound, including without limitation, any confidentiality or non-competition agreement, nor will it require the consent of any person or entity, and (ii) Consultant shall not utilize during the provision of the Services any proprietary or confidential information of any third party.
12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by telecopier, or three days after being mailed by registered or certified mail (return receipt requested), if to the Company, at 330 South Service Road, Melville, NY 11747, Attention: Chief Legal Officer, and, if to Consultant, at the address listed on the signature page hereto.
13.    Miscellaneous. No change, amendment or modification of this Agreement shall be effective unless made in writing and signed by all parties. Headings used in this Agreement are for convenience only and have no substantive import. This Agreement shall be construed and enforced in accordance with, the laws of England. If any provisions hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement which shall remain in full force and effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the rights, duties and obligations of Consultant under this Agreement may not be assigned by Consultant to any third party without the prior written consent of the Company. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement. Nothing in this Agreement affects the effect or enforceability of any of Consultant’s obligations under any other agreement between Consultant and the Company (or its Affiliates) which shall continue to be in full force and effect. The Company is entering into this Agreement on its own behalf and on behalf of each Affiliate. Each Affiliate may enforce any provision in this Agreement of which it is a beneficiary as if it were a party to it.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.
VERINT SYSTEMS UK LIMITED
By: /s/ Peter Fante
Name: Peter Fante
Title: Director
Consultant:
Signature:   /s/ David Parcell
Name: David Parcell
Date: 30th September 2013
Address:
     [REDACTED]
     [REDACTED]
     [REDACTED]
Phone: [REDACTED]
Fax: [REDACTED]
Email: [REDACTED]